                                                                    Exhibit 10.3


                          TRADEMARK LICENSE AGREEMENT


     THIS TRADEMARK LICENSE AGREEMENT (this "Agreement") is made as of the 3rd day of December 1996 between BANKAMERICA CORPORATION, a Delaware corporation
                             -----------------------
("BAC") and BA MERCHANT SERVICES, INC., a Delaware corporation ("BAMSI").
            -------------------------


                                RECITALS

     A.  BAC.  BAC is an existing corporation duly organized and in good
         ---
standing under the laws of the State of Delaware, with its principal executive offices located in San Francisco, California.

     B.  BAMSI.  BAMSI is an existing corporation, formed under the laws of
         -----
the State of Delaware, with its principal executive offices located in San Francisco, California.

     C.  Corporate Approvals.  Each of the parties to this Agreement has
         -------------------
obtained all necessary corporate approvals for the execution and delivery of this Agreement.

     D.  Arm's Length Relationship.  The parties to this Agreement intend
         -------------------------
to conduct their relationships hereunder on an arm's length basis.

     E.  BAC/BAMSI Transactions.  Bank of America National Trust and
         ----------------------
Savings Association ("BofA") and Bank of America NW, National Association ("BANW"), each a subsidiary of BAC, currently own 100% of the outstanding common stock of BAMSI. BofA and BANW have entered or will enter into certain agreements with BAMSI (1) transferring the BofA United States domestic merchant processing business and the BANW merchant processing business to BAMSI and (2) covering the contemplated transfer of the Philippine and Thailand merchant processing businesses of BofA to BAMSI upon the receipt of certain governmental approvals (collectively, the BAC/BAMSI Transactions"). BAMSI is currently considering an initial public offering of shares of its Class A common stock, $.01 par value per share.

     F.  Related Agreements.  BAMSI has entered or will enter into (1) a
         ------------------
Non-Competition and Corporate Opportunities Allocation Agreement of even date herewith between BAC and BAMSI (the "Corporate Opportunities Agreement"), (2) a Marketing Agreement of even date herewith among BAMSI, BofA and BANW (the "Marketing Agreement"), (3) a Sponsorship and Processing Services Agreement of even date herewith between BAMSI and BofA (the "Sponsorship Agreement") (4) Processing Services Agreements of even date herewith between BAMSI and other subsidiary banking institutions of BAC (the "Affiliate Bank Processing Agreements"), (5) an Administrative Services Agreement of even date herewith between BofA and BAMSI (the "Administrative Services Agreement"), (6) a Registration Rights Agreement to be entered into among BAMSI, BofA and BANW (the "Registration Rights Agreement"), and (7) a Tax Allocation Agreement of

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even date herewith between BAC and BAMSI (the "Tax Agreement").  The Corporate
Opportunities Agreement, the Marketing Agreement, the Sponsorship Agreement, the Affiliate Bank Processing Agreement, the Administrative Services Agreement, the Registration Rights Agreement and the Tax Agreement are herein collectively referred to as the "Related Agreements."

     G.  Trademark Licenses.  In connection with the consummation of the
         ------------------
BAC/BAMSI Transactions and entry into the Related Agreements, (i) BAMSI desires to license from BAC and BAC is willing to grant to BAMSI a nonexclusive license to the BAC Trademarks (as defined below), and (ii) BAC desires to license from BAMSI and BAMSI is willing to grant to BAC and its Affiliates a nonexclusive license to the BAMSI Trademarks (as defined below), all in accordance with and subject to the terms and provisions herein set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of their mutual promises and obligations herein contained, intending to be legally bound, the parties do hereby agree as follows:


                            ARTICLE 1 - DEFINITIONS

     Section 1.1 "Affiliate" means with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person. A person is regarded in control of another person if it owns, or directly or indirectly controls, at least 50% of the voting stock or other ownership interest of the other person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other person by any means whatsoever; provided however that, for the purposes of this Agreement, BAMSI shall not be an Affiliate of BAC and BAC shall not be an Affiliate of BAMSI.

     Section 1.2 "BAC Services" means the products and services of BAC and its Affiliates defined as "Bank Services" in the Marketing Agreement, as amended from time to time pursuant to the terms thereof.

     Section 1.3 "BAC Trademarks" means the trademarks, service marks, tradenames and other intellectual property of BAC identified on Schedule A, which include the "Bank's Marks" as defined in the Marketing Agreement.

     Section 1.4 "BAMSI Services" means the merchant processing business of BAMSI defined as "BAMSI Services" in the Marketing Agreement, as amended from time to time pursuant to the terms thereof.

     Section 1.5 "BAMSI Trademarks" means the trademarks, service marks, tradenames and other intellectual property of BAMSI identified on Schedule B, which include "BAMSI's Marks" as defined in the Marketing Agreement.


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     Section 1.6  "Effective Date" means the date of this Agreement.

     Section 1.7 "Licensee" means, as the case may be, BAC in its capacity as licensee of the BAMSI Trademarks hereunder, and BAMSI in its capacity as licensee of the BAC Trademarks hereunder.

     Section 1.8 "Licensor" means, as the case may be, BAC in its capacity as licensor of the BAC Trademarks hereunder, and BAMSI in its capacity as licensor of the BAMSI Trademarks hereunder.

     Section 1.9 "Licensor's Trademarks" means the BAC Trademarks, in the case of BAC, and the BAMSI Trademarks, in the case of BAMSI.


                   ARTICLE 2 - GRANTS OF TRADEMARK LICENSES

     Section 2.1   BAC Grant of License.
                   --------------------

     (a) BAC grants to BAMSI the worldwide, nonexclusive right and license to use the BAC Trademarks in the marketing, promotion, sale and provision of BAMSI Services and BAC Services in accordance with the provisions of the Marketing Agreement.

     (b) The BAC Trademarks are initially as established by BAC as of the Effective Date and may be modified from time to time by BAC in its sole discretion and reflected on a revised Schedule A.

     Section 2.2   BAMSI Grant of License.
                   ----------------------

     (a) BAMSI grants to BAC and its Affiliates the worldwide, nonexclusive right and license to use the BAMSI Trademarks in the marketing, promotion, sale and provision of BAC Services and BAMSI Services in accordance with the provisions of the Marketing Agreement.

     (b) The BAMSI Trademarks are initially as established by BAMSI as of the Effective Date and may be modified from time to time by BAMSI in its sole discretion and reflected on a revised Schedule B.

     Section 2.3   Fees.  In consideration of the rights and licenses
                   ----
granted under Sections 2.1 and 2.2, each Licensee shall pay to each Licensor royalty fees as set forth on Schedule C. The net consideration paid by the parties hereto take into account the benefits and value that BAC and BAMSI each derive from the Related Agreements.

     Section 2.4   Restrictions on Sublicenses.
                   ---------------------------

     (a) The right and license granted to BAMSI under Section 2.1 shall not include the right to grant sublicenses to any third party, except (i) wholly-owned subsidiaries of


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BAMSI, or (ii) with the prior written consent of BAC.  Any sublicense consented to by BAC shall be at least as restrictive and allow BAMSI to ensure compliance with all of the terms and conditions of this Agreement. BAMSI shall guarantee the full performance and compliance of any such sublicensee with all of the terms and conditions of this Agreement.

     (b)    The right and license granted to BAC and its Affiliates under
Section 2.2 shall not include the right to grant sublicenses to any third party, except with the prior written consent of BAMSI. Any sublicense consented to by BAMSI shall be at least as restrictive and allow BAC to ensure compliance with all of the terms and conditions of this Agreement. BAC or the relevant Affiliate shall guarantee the full performance and compliance of any such sublicensee with all of the terms and conditions of this Agreement.

     Section 2.5  Use.
                  ---

     (a) BAMSI undertakes and agrees to use the BAC Trademarks only in the manner approved by BAC and only in connection with the provision of BAMSI Services in strict compliance with Section 2.1. BAMSI shall not use the BAC Trademarks in a manner that is likely to cause confusion, mistake or deception as to the source, origin, association, affiliation, sponsorship or endorsement between BAC and BAMSI as separate companies, or their respective products or services.

     (b) BAC undertakes and agrees to use the BAMSI Trademarks only in the manner approved by BAMSI and only in connection with the provision of BAC Services in strict compliance with Section 2.2. BAC shall not use the BAMSI Trademarks in a manner that is likely to cause confusion, mistake or deception as to the source, origin, association, affiliation, sponsorship or endorsement between BAMSI and BAC as separate companies, or their respective products or services.

     Section 2.6  Indemnification by Licensees.  Each Licensee shall hold
                  ----------------------------
harmless and indemnify each Licensor and its Affiliates and their respective officers, directors, employees, agents, representatives and attorneys-in-fact from and against any claims or liabilities which may arise in connection with the use of the Licensor's Trademarks by such Licensee or its Affiliates.


                     ARTICLE 3 - PROTECTION OF TRADEMARKS

     Section 3.1   No Registration.  Each Licensee acknowledges and agrees
                   ---------------
that ownership of the Licensor's Trademarks is retained by the Licensor and such Licensee will not make any filings to register any of the Licensor's Trademarks in any jurisdiction. Any and all such registrations shall be made by the Licensor in its sole discretion.

     Section 3.2   Compliance with Law.  Each Licensee shall comply with
                   -------------------
all laws and governmental regulations pertaining to the proper use and designation of the Licensor's Trademarks in the various countries where the Licensor's Trademarks are used.


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     Section 3.3   Validity.  Each Licensee admits the validity of the
                   --------
Licensor's Trademarks and agrees that any and all rights and goodwill that might be acquired by the use of the Licensor's Trademarks by such Licensee shall inure to the sole benefit of the Licensor. Each Licensee agrees to fully cooperate as requested with the Licensor in registering and maintaining the Licensor's Trademarks and recording this Agreement, all at the Licensor's expense.

     Section 3.4   No Similar Registrations.  Each Licensee agrees not to
                   ------------------------
use or register in any country any trademarks resembling or confusingly similar to the Licensor's Trademarks during the term of this Agreement and thereafter. Whenever the attention of a Licensee is called by a Licensor to any such uses or registrations, such Licensee agrees to take appropriate steps immediately to remedy or avoid such trademarks.

     Section 3.5   Infringement.  Each Licensee shall give the Licensor
                   ------------
notice of any known or presumed infringements of the Licensor's Trademarks, and such Licensee shall give the Licensor full cooperation in the protection of the Licensor's Trademarks. Such Licensor shall have the right to determine the appropriate course of action to be taken to enforce the Licensor's Trademarks or otherwise abate the infringement, to take or refrain from taking any appropriate action to enforce the Licensor's Trademarks, to control any litigation or other enforcement action and to enter into or permit the settlement of any such litigation or other enforcement action with respect to the Licensor's Trademarks. If the Licensor decides to enforce the Licensor's Trademarks against an infringer, all costs incurred and all recoveries made shall be for the account of the Licensor, unless otherwise agreed to in a separate writing between the parties. The Licensor shall have the right to name the Licensee as a party in any litigation involving any such enforcement of rights, provided the Licensor agrees to indemnify the Licensee for any damages awarded to any third party as a result of the enforcement of such rights.


                       ARTICLE 4 - TERM AND TERMINATION

     Section 4.1   Term.  The term of this Agreement shall commence on the
                   ----
Effective Date and shall continue for five years thereafter, unless terminated earlier pursuant to Section 4.2 or extended by the mutual agreement of the parties.

     Section 4.2   Termination by BAC.  BAC shall have the right to
                   ------------------
terminate this Agreement upon the occurrence of any of the following events:

            (a) A material breach of this Agreement by BAMSI or any of its Affiliates that is not cured within 30 days after receipt of written notice of such breach from BAC;

            (b) A material breach of the Corporate Opportunities Agreement or the Marketing Agreement by BAMSI which is not cured within 30 days after receipt of written notice from BAC; or


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            (c)    At any time upon 30 days' prior written notice to BAMSI, if
BAC and its Affiliates beneficially own shares representing less than a majority of the voting power of the outstanding common stock of BAMSI.

     Section 4.3   Termination by BAMSI.  BAMSI shall have the right to
                   --------------------
terminate this Agreement upon the occurrence of any of the following events:

            (a) A material breach of this Agreement by BAC or any of its Affiliates that is not cured within 30 days after receipt of written notice of such breach from BAMSI; or

            (b) A material breach of the Corporate Opportunities Agreement or the Marketing Agreement by BAC or any of its Affiliates which is not cured within 30 days after receipt of written notice from BAMSI.

     Section 4.4   Rights on Termination.  Upon the termination of this
                   ---------------------
Agreement, neither Licensee shall have any further right or license to use the Licensor's Trademarks and each Licensee shall discontinue all further use of the Licensor's Trademarks in the marketing, promotion, sale or provision of BAC Services or BAMSI Services or otherwise. Termination of this Agreement for any reason shall not terminate the obligations described in Sections 2.6 which shall survive any such termination.


                      ARTICLE 5 - RESOLUTION OF DISPUTES

     Section 5.1   Arbitration.  Any dispute, controversy or claim between
                   -----------
BAC and BAMSI arising out of or relating to this Agreement, the BAC Trademarks, the BAMSI Trademarks, the licenses or any agreements or instruments relating hereto or delivered in connection herewith, will be resolved by arbitration conducted in San Francisco, California under the auspices and according to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement.


                     ARTICLE 6 - MISCELLANEOUS PROVISIONS

     Section 6.1   Governing Law.  This Agreement shall be governed by and
                   -------------
construed under the laws of the State of California without regard to principles of conflicts of laws.

     Section 6.2   Notices.  Any notice permitted or required by this
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Agreement shall be deemed given when sent by personal service, by certified or registered mail return receipt requested, postage prepaid, by facsimile transmission or by overnight delivery by a nationally recognized courier and addressed as follows: if to BAC, BankAmerica Corporation, 555 California Street, San Francisco, CA 94104, attention: Corporate Secretary #3018, with a copy to BankAmerica Corporation, 555 California Street, 8th Floor, San


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Francisco, CA 94104, attention:  General Counsel #3017; and if to BAMSI, to BA
Merchant Services, Inc., One South Van Ness, 5th Floor, San Francisco, California 94103, attention: General Counsel #3710. Actual receipt of notice or other communication shall overcome any deficiency in manner of delivery thereof.

     Section 6.3   Counterparts.  This Agreement may be executed in any
                   ------------
number of counterparts, each of which, when executed by both parties to this Agreement, shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument.

     Section 6.4   Entire Agreement.  This Agreement constitutes the entire
                   ----------------
agreement of the parties with respect to its subject matter, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties.

     Section 6.5   Amendments.  This Agreement may be changed, amended,
                   ----------
modified, or rescinded only by an instrument in writing signed by the party against which enforcement of such change, amendment, modification or rescission is sought.

     Section 6.6   Waivers.  The provisions of this Agreement may be waived
                   -------
only by a written instrument executed by the party so waiving. Except as expressly set forth the failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or breach of any provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of any other condition or of the breach of any other provision of this Agreement.

     Section 6.6   Relationship.  Nothing in this Agreement shall be deemed
                   ------------
to create a partnership, joint venture or agency relationship between the parties. Both parties are independent contractors and neither party is to be considered the agent or legal representative of the other for any purpose whatsoever.

     Section 6.7   Successors and Assigns.  This Agreement shall bind and
                   ----------------------
inure to the benefit of the parties and their respective successors and assigns, except that no obligation under this Agreement may be delegated, nor may this Agreement be assigned by either party, without the prior written consent of the other party, except as provided in Section 2.4. Any such purported assignment of this Agreement by either party without the prior written consent of the other party shall be void and without effect.




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     Section 6.8   Third Party Beneficiaries.  Except as expressly provided
                   -------------------------
in this Agreement, the parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                BANKAMERICA CORPORATION



                                By:    /s/ Barry L. Pyle
                                     ----------------------------
                                            Barry L. Pyle
                                        Senior Vice President


                                BA MERCHANT SERVICES, INC.



                                By:   /s/ Sharif M. Bayyari
                                    -----------------------------
                                         Sharif M. Bayyari
                                             President




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